Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199960) pertaining to the 2014 Equity Incentive Plan and the 2010 Equity Incentive Plan of of our report dated February 24, 2015, with respect to the consolidated financial statements of INC Research Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Raleigh, North Carolina
February 24, 2015